Exhibit 23.3

CONSENT OF T. STEPHEN JOHNSON & ASSOCIATES, INC.

We hereby consent to the use of our firm’s name under the heading “Opinion of Alliance Bank’s Financial Advisor” in IBERIABANK Corporation’s registration statement on Form S-4 (the “Registration Statement”) and to the filing of our fairness opinion with the Securities and Exchange Commission as Appendix A to the proxy statement/prospectus included in the Registration Statement.

/s/ T. Stephen Johnson & Associates, Inc.

Atlanta, Georgia

December 16, 2003

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